Exhibit 24.1

POWER OF ATTORNEY

We, the undersigned officers and directors of Medtronic, Inc., a Minnesota corporation, hereby severally constitute and appoint Omar Ishrak, Gary L. Ellis, D. Cameron Findlay, Linda Harty and Keyna Skeffington, and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, at any time and from time to time to do any and all acts and things and execute his or her name to any and all documents which said attorneys-in-fact or agents, or any of them, may deem necessary or advisable and may be required to enable Medtronic, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the offering and sale of debt or equity securities and the filing of a registration statement, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the names of the undersigned officers and directors to all registration statements on Form S-3 or on any appropriate form and all amendments and supplements thereto hereafter filed with the Securities and Exchange Commission and all instruments or documents filed as part thereof or in connection therewith, and each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for any or all of them, may lawfully do or cause to be done by virtue hereof.

The undersigned have executed this Power of Attorney effective as of 6th day of March, 2012.

Richard H. Anderson	/s/ Denise M. O’Leary Denise M. O’Leary

/s/ David L. Calhoun David L. Calhoun	/s/ Kendall J. Powell Kendall J. Powell

/s/ Victor J. Dzau, M.D. Victor J. Dzau, M.D.	/s/ Robert C. Pozen Robert C. Pozen

/s/ Omar Ishrak Omar Ishrak	Jean-Pierre Rosso

/s/ Shirley Ann Jackson, Ph.D. Shirley Ann Jackson, Ph.D.	Jack W. Schuler

James T. Lenehan	/s/ Gov. Michael O. Leavitt Gov. Michael O. Leavitt